UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2017

Westlake Chemical Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32260	76-0346924
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2801 Post Oak Boulevard, Suite 600 Houston, Texas		77056
(Address of principal executive offices)		(Zip Code)

(713) 960-9111

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATORY NOTE

On August 31, 2016, Westlake Chemical Corporation (the “Company”) completed its acquisition of, and acquired all the remaining equity interest in, Axiall Corporation (“Axiall”), a Delaware corporation. Prior to the acquisition, the Company held 3.1 million shares in Axiall. Pursuant to the terms of the Agreement and Plan of Merger, dated as of June 10, 2016, by and among Westlake, Axiall and Lagoon Merger Sub, Inc., a Delaware corporation that is a wholly-owned subsidiary of Westlake (“Merger Sub”), the Company acquired all of the remaining issued and outstanding shares of common stock of Axiall for $33.00 per share in cash. Pursuant to the Merger Agreement, Merger Sub was merged with and into Axiall and Axiall survived the merger as a wholly-owned subsidiary of the Company (the “Merger”). The Company filed a Current Report on Form 8-K with the Securities and Exchange Commission (the “SEC”) on August 31, 2016 to report, among other things, the completion of the Merger, which Form 8-K was amended by Amendment No. 1 thereto that was filed with the SEC on September 8, 2016 (as amended, the “Merger Form 8-K”). This Current Report on Form 8-K is being filed by the Company to supplement the pro forma financial information included in the Merger Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(b) Pro Forma Financial Information

The unaudited pro forma combined consolidated statement of operations for the year ended December 31, 2016, and the notes related thereto, that give effect to the Merger are attached hereto as Exhibit 99.1 and incorporated herein by reference.

(d) Exhibits

Exhibit No.	Description

99.1	Unaudited pro forma combined consolidated statement of operations for the year ended December 31, 2016, and the notes related thereto, that give effect to the Merger.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Westlake Chemical Corporation

Date: November 13, 2017	By:	/s/ Albert Chao
Albert Chao
President and Chief Executive Officer